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                                      AMERICAN CENTURY CAPITAL PORFOLIOS, INC.

                                                CERTIFICATE OF CORRECTION
                                                TO ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY CAPITAL PORTFOLIOS,  INC., a Maryland  corporation whose principal Maryland office is located in
Baltimore,  Maryland  (the  "Corporation"),  hereby  certifies  to the State  Department  of  Assessments  and Taxation of
Maryland that:

         1. This  Certificate  of  Correction  is filed to correct a  typographical  error in the  Corporation's  Articles
Supplementary.

         2.   Said Articles Supplementary were filed by the Corporation on April 18, 2007.

         3.   Article EIGHTH requiring correction as previously filed are as follows:

EIGHTH:  Pursuant to authority  expressly  vested in the Board of Directors  by Article  FIFTH and Article  SEVENTH of the
Articles of  Incorporation  of the  Corporation,  the Board of Directors of the  Corporation  has  allocated  Five Billion
(5,000,000,000)  shares of the Five Billion  (5,000,000,000)  shares of authorized  capital stock of the Corporation among the nine (9) Series of stock of the Corporation as follows:

                  Series                                               Number of Shares               Aggregate
                                                                                                       Par Value

        Equity Income Fund                                                 1,715,000,000           $  17,150,000
        Value Fund                                                           955,000,000               9,550,000
        Real Estate Fund                                                     185,000,000               1,850,000
        Small Cap Value Fund                                                 540,000,000               5,400,000
        Equity Index Fund                                                    475,000,000               4,750,000
        Mid Cap Value Fund                                                    65,000,000                 650,000
        Large Company Value Fund                                             965,000,000               9,650,000
        NT Large Company Value Fund                                           50,000,000               5,000,000
        NT Mid Cap Value Fund                                                 50,000,000               5,000,000

4.         The above  Article  EIGHTH is hereby  amended by deleting the text thereof in their entirety and inserting in lieu therefor the following:

EIGHTH:  Pursuant to authority  expressly  vested in the Board of Directors  by Article  FIFTH and Article  SEVENTH of the
Articles of  Incorporation  of the  Corporation,  the Board of Directors of the  Corporation  has  allocated  Five Billion
(5,000,000,000)  shares of the Five Billion  (5,000,000,000)  shares of authorized  capital stock of the Corporation among the nine (9) Series of stock of the Corporation as follows:




                  Series                                               Number of Shares              Aggregate
                                                                                                      Par Value

        Equity Income Fund                                                 1,715,000,000          $  17,150,000
        Value Fund                                                           955,000,000              9,550,000
        Real Estate Fund                                                     185,000,000              1,850,000
        Small Cap Value Fund                                                 540,000,000              5,400,000
        Equity Index Fund                                                    475,000,000              4,750,000
        Mid Cap Value Fund                                                    65,000,000                650,000
        Large Company Value Fund                                             965,000,000              9,650,000
        NT Large Company Value Fund                                           50,000,000                500,000
        NT Mid Cap Value Fund                                                 50,000,000                500,000


         IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused this Certificate of Correction to the Articles
Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant
Secretary on this 13 day of August, 2007.

                                                     AMERICAN CENTURY CAPITAL
                                                       PORTFOLIOS, INC.


ATTEST:

/s/ Otis H. Cowan                           /s/ David H. Reinmiller
Name:  Otis H. Cowan                        Name:   David H. Reinmiller
Title:   Assistant Secretary                Title:      Vice President


         THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  CAPITAL  PORTFOLIOS,  INC., who executed on behalf of said
Corporation  the  foregoing  Certificate  of  Correction  to the  Articles  Supplementary  to the  Charter,  of which this certificate  is made a part,  hereby  acknowledges,  in the  name of and on  behalf  of said  Corporation,  the  foregoing
Certificate of Correction to the Articles  Supplementary to the Charter to be the corporate act of said  Corporation,  and further  certifies  that, to the best of his knowledge,  information  and belief,  the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


Dated:  August 13, 2007                              /s/ David H. Reinmiller
David H. Reinmiller

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